SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549




                                    FORM 8-K

                                 CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 30, 1996
                                                 ----------------


                     FORD MOTOR CREDIT COMPANY
      (Exact name of registrant as specified in its charter)

          Delaware                  1-6368              38-1612444
-----------------------     -----------------------  -------------------
(State or other juris-      (Commission File Number   (IRS Employer
 diction of incorporation          Number)           Identification No.)

The American Road, Dearborn, Michigan                        48121
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(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code 313-322-3000

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ITEM 5. Other Events.

     In furtherance of the reorganization by Ford Motor Company ("Ford") of its Financial Services group commenced in late 1995 to align management responsibility more closely with the legal ownership of the Financial Services affiliates, on December 30, 1996, Ford FSG, Inc. ("FFSGI") contributed its (i) ownership interest (78%) in Ford Credit Europe plc ("Ford Credit Europe") and (ii) ownership interest (effectively 100%) in Ford Credit Holding Argentina S.A. ("FCHA") to Ford Motor Credit Company ("Ford Credit"), a wholly owned subsidiary of FFSGI. Immediately thereafter, Ford Credit contributed its ownership interests in Ford Credit Europe and FCHA to Ford Credit International, Inc. a wholly owned subsidiary of Ford Credit. Ford Werke AG continues to hold a 22% ownership interest in Ford Credit Europe.

Description of Businesses

     Ford Credit Europe. Ford Credit Europe was incorporated in England under the Companies Act 1948 on September 3, 1963 as a private limited company. Its original name, Ford Motor Credit Company Limited, was changed to Ford Credit plc when it re-registered as a public limited company on May 1, 1991. On June 1, 1993, it changed its name to Ford Credit Europe plc as part of the European consolidation described below.

     Ford Credit Europe is regulated by the Bank of England as an institution authorized under the Banking Act 1987. It also holds a standard license under the Consumer Credit Act 1974. In 1993, Ford Credit Europe obtained passports from the Bank of England pursuant to the Second Banking Co-ordination Directive entitling it to operate on a branch basis in Belgium, France, Ireland, Italy, the Netherlands, Portugal and Spain. Since 1993, passports have been obtained in respect of the branches in Austria, Denmark, Finland, Greece, Luxembourg, Norway and Sweden. Ford Credit Europe also has a non-EU branch in Switzerland.

     In 1993, Ford embarked on a strategy of consolidating its European credit operations. This involved the transfer of ownership of the 14 European credit operations, principally from local Ford automotive subsidiaries, to Ford Credit Europe. Ford Credit Europe already conducted credit operations in the United Kingdom. Since December 31, 1992, Ford Credit Europe has consolidated as branches the credit operations in Austria, Belgium (including Luxembourg), Denmark, Finland, France, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden and Switzerland and, as a subsidiary, the credit operations in Germany. Ford Credit Europe established a subsidiary in Poland in the course of 1995 and has obtained a bank license from the Polish central bank to enable it to provide financial products to the retail market.

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     Ford Credit Europe's primary business is to support the sale of Ford vehicles in Europe through the Ford dealer network. A variety of retail, leasing and wholesale finance plans is provided in most countries in which it operates. Retail financing is provided by means of a number of title retention plans, including conditional sale and hire purchase agreements, and personal loans. Operating and finance leases are provided to individual, corporate and other institutional customers, covering individual vehicles and large and small fleets. Wholesale financing is provided to Ford dealers for the stocking of new and used vehicles. In addition, Ford Credit Europe provides loans to dealers for working capital and property acquisitions and for a variety of finance plans.

     The business of Ford Credit Europe is substantially dependent upon Ford's automotive operations in Europe. Any protracted reduction or suspension of Ford's production or sale of vehicles in Europe could have a substantial adverse effect on Ford Credit Europe. Ford has an agreement to maintain a minimum ownership interest in Ford Credit Europe and to maintain its net worth at a minimum level.

     FCHA. FCHA is a holding company, incorporated under the laws of Argentina, that owns indirectly a 97% ownership interest in Ford Credit Compania Financiera S.A. ("Ford Credit S.A.") and a 100% ownership interest in Plan Ovalo S.A. de Ahorro para Fines Determinados ("Plan Ovalo").

     The primary business of Ford Credit S.A. is to support the sale of Ford vehicles in Argentina through Ford's network of approximately 120 active dealers. Ford Credit S.A. makes available a variety of retail and wholesale finance plans to customers and to dealers throughout Argentina. Ford Credit S.A. currently provides retail financing plans for a significant proportion of retail sales of Ford vehicles for which financing is provided. Ford Credit S.A. provides wholesale financing for about 90% of purchases of vehicle inventory made by Ford dealers in Argentina (excluding consorcio sales). Ford Credit S.A. also provides a limited range of financing products for non-Ford and used vehicles.

     Ford Credit S.A. also provides administrative services to Plan Ovalo, which administers consorcio purchases of Ford vehicles, in return for service fees. Consorcios are cooperative associations of up to 168 participants, each of which makes monthly payments which are applied, after deduction of costs and expenses, to the purchase of vehicles for members of the consorcio.

     The business of Ford Credit S.A. is substantially dependent upon Ford's automotive operations in Argentina and Brazil.

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Nine Months 1996 Results of Operations

     Other than the additional assets and liabilities acquired by Ford Credit and the additional income attributable to Ford Credit, it is not expected that the contributions by FFSGI of the ownership interests of Ford Credit Europe and FCHA will have a significant effect on Management's Discussion and Analysis of Financial Condition and Results of Operations as set forth in Ford Credit's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

     The unaudited September 30, 1996 condensed balance sheets for Ford Credit, Ford Credit Europe and FCHA are shown below. Net income for the nine months ended September 30, 1996 was $924.3 million for Ford Credit, $168.3 million for Ford Credit Europe and $26.8 million for FCHA.


                 CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                            (in millions)


                                 Ford Credit*    Ford Credit      FCHA
                                                  Europe

Total Assets                      $99,936.8      $17,144.0      $641.9
Total Liabilities                  91,118.1       14,991.3       545.0
Minority Interest                     948.4          407.3         Nil
Total Stockholder's Equity          7,870.3        1,745.4        96.9

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* Does not include Ford Credit Europe or FCHA.


                               SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.


                                              FORD MOTOR CREDIT COMPANY
                                                     (Registrant)


Date:  January 9, 1997                        By:/s/R. P. Conrad
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                                                    R. P. Conrad
                                                    Assistant Secretary